Exhibit 99.2

KNIGHT RIDDER

50 WEST SAN FERNANDO ST.

SAN JOSE, CA 95113

Knight Ridder Reports June Revenue and Linage

SAN JOSE, July 14, 2005 – (KRI:NYSE) – Total advertising revenue was up 0.9% for June. For the month, retail was up 0.7%, national was up 0.1% and classified was up 1.6%. Help wanted was up 13.9%. Real estate was up 9.0%. Auto was down 10.9%.

For the year to date, total advertising revenue is up 2.7%. Retail is up 2.6%, national is down 1.0%, classified is up 4.4%. Help wanted is up 15.2%. Real estate is up 7.4%. Auto is down 6.3%.

Total operating revenue was down 0.3% for the month and up 0.9% for the year.

Total ad revenue for the month was up 8.8% in Contra Costa, 5.9% in St. Paul, 1.5% in Kansas City, 0.9% in Fort Worth and 0.1% in Miami. The other large markets were soft.

Retail for the month was up 9.1% in Contra Costa, 4.7% in San Jose, 3.7% in Kansas City, 2.2% in Philadelphia and 1.2% in Fort Worth. Miami and Charlotte were soft.

National for the month was up 23.9% in Charlotte, 15.1% in Contra Costa and 9.0% in St. Paul, and was virtually flat in Fort Worth. The other large markets were soft.

Classified for the month was up 17.1% in St. Paul, 8.6% in Lexington, 7.6% in Wichita, 6.5% in Contra Costa, 5.9% in Miami, 3.6% in Kansas City and 0.8% in Fort Worth. San Jose, Philadelphia and Charlotte were soft.

Twenty-five of 27 markets had increases in employment revenue, with 17 showing double-digit gains. Among the large markets, St. Paul was up 38.6%, Columbia was up 26.8%, Fort Worth was up 18.1%, Miami was up 15.6% and Kansas City was up 13.1%.

Other revenue was down 9.3%, due entirely to severance expense in Detroit related to the consolidation of production operations in their new plant.

Circulation revenue was down 4.2% for the month.

Knight Ridder (NYSE: KRI) is the nation’s second-largest newspaper publisher, with products in print and online. The company publishes 31 daily newspapers in 28 U.S. markets, with a readership of 9.0 million daily and 12.7 million Sunday. Knight Ridder also has investments in a variety of Internet and technology companies and two newsprint companies. The company’s Internet operation, Knight Ridder Digital, develops and manages the company’s online properties. It is the founder and operator of Real Cities (www.RealCities.com), the largest national network of city and regional Web sites in more than 110 U.S. markets. Knight Ridder and Knight Ridder Digital are headquartered in San Jose, Calif.

(FR)

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For more information, call Vice President/Corporate Relations Polk Laffoon at 408-938-7838 (e-mail: plaffoon@knightridder.com), or Director/Corporate Communications Lee Ann Schlatter at 408-938-7839 (e-mail: lschlatter@knightridder.com), or visit Knight Ridder’s Web site at www.knightridder.com.

STATISTICAL REPORT

For the period of 5/30/05 - 6/26/05

	June			Year-to-Date
	2005	2004	Percent Change	2005	2004	Percent Change
REVENUE ($000) - See Notes 1 & 2
Advertising
Retail	81,176	80,630	0.7%	522,795	509,518	2.6%
National	30,918	30,898	0.1%	189,872	191,735	-1.0%
Classified	73,339	72,174	1.6%	457,668	438,338	4.4%

Total	185,433	183,702	0.9%	1,170,335	1,139,591	2.7%
Circulation	40,182	41,962	-4.2%	266,564	275,615	-3.3%
Other Revenue	6,836	7,533	-9.3%	49,339	57,281	-13.9%

Total Operating Revenue	232,451	233,197	-0.3%	1,486,238	1,472,487	0.9%

AVERAGE CIRCULATION
(000’s of copies including Detroit) - Notes 1 & 2
Morning	3,324	3,468	-4.1%	3,520	3,607	-2.4%
Evening	149	172	-13.6%	156	174	-10.6%
Daily	3,473	3,640	-4.6%	3,676	3,782	-2.8%
Sunday	4,801	5,031	-4.6%	4,976	5,131	-3.0%

ADVERTISING LINAGE
(000’s of six-column inches) - Notes 1 & 2
Full-Run ROP
Retail	1,029.5	1,069.9	-3.8%	6,585.8	6,788.2	-3.0%
National	256.7	260.1	-1.3%	1,613.0	1,655.5	-2.6%
Classified	1,452.0	1,511.5	-3.9%	9,074.5	9,238.2	-1.8%

Total	2,738.2	2,841.5	-3.6%	17,273.3	17,682.0	-2.3%

Factored Part-Run ROP	199.9	204.1	-2.1%	1,247.7	1,240.5	0.6%

TOTAL PREPRINTS INSERTED	592,437	594,980	-0.4%	3,803,691	3,752,260	1.4%

Statistical Report

For the period of 5/30/05 - 6/26/05

	June		Percent Change	Year-to-Date		Percent Change
	2005	2004		2005	2004
FULL-RUN ROP ADVERTISING LINAGE DATA
By Markets (000’s of six-column inches) - Notes 1 & 2

Akron Beacon Journal	115.9	128.4	-9.7%	721.3	754.0	-4.3%
Charlotte Observer	124.9	124.7	0.2%	791.3	787.1	0.5%
Columbia State	89.9	94.1	-4.5%	542.8	585.6	-7.3%
Contra Costa (Note 3)	115.4	107.3	7.5%	705.9	678.4	4.1%
Fort Wayne News-Sentinel, Journal Gazette	111.7	110.8	0.8%	694.6	675.3	2.9%
Fort Worth Star Telegram	172.4	183.5	-6.0%	1,042.2	1,123.7	-7.3%
Kansas City Star	160.1	160.6	-0.3%	1,005.9	989.5	1.6%
Lexington Herald-Leader	96.6	90.3	7.0%	566.9	577.0	-1.8%
Miami Herald & el Nuevo Herald	152.0	147.1	3.3%	1,043.2	995.7	4.8%
Philadelphia Newspapers	163.0	182.3	-10.6%	1,060.4	1,155.0	-8.2%
St. Paul Pioneer Press	100.4	99.9	0.5%	596.0	618.7	-3.7%
San Jose Mercury News	172.5	198.5	-13.1%	1,064.8	1,202.9	-11.5%
Wichita Eagle	79.6	75.9	4.9%	492.2	437.4	12.5%
All Other Dailies	1,083.8	1,138.2	-4.8%	6,945.6	7,102.0	-2.2%

Total - Full-Run ROP	2,738.2	2,841.5	-3.6%	17,273.3	17,682.0	-2.3%

Note 1 - The Detroit News and the Detroit Free Press operate under a joint operating agreement as Detroit Newspapers (DN). Revenue and linage are excluded for 2005 and 2004.

Note 2 - Measured by individual Knight Ridder newspapers. Where necessary, certain previously reported linage has been restated to be consistent with measurement guidelines currently in use.

Note 3 - Full-run ROP advertising linage represents the sum of full-run ROP linage for each of Contra Costa’s three newspapers.

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For further information, call Polk Laffoon IV at 408-938-7838